As filed with the Securities and Exchange Commission on October 14, 2005
Reg. No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
Triangle Petroleum Corporation
(Exact name of registrant as specified in its charter)
Nevada	98-0430762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

Suite 1110
521-3rd Avenue S.W.
 Calgary, Alberta, Canada T2P 3T3
(Address of principal executive offices) (Zip Code)
________________________________________________

2005 INCENTIVE STOCK PLAN
(Full title of plan)
________________________________

Mark Gustafson, President
TRIANGLE PETROLEUM CORPORATION

Suite 1110
521-3rd Avenue S.W.
 Calgary, Alberta, Canada T2P 3T3
(Name and address of agent for service)

(403) 262-4471
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share*	Proposed maximum Aggregate offering Price	Amount of Registration fee
Common Stock ($.00001 par value)	2,000,000	$4.155	$8,310,000	$978.09

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Triangle Petroleum Corp. on October 12, 2005.

Prospectus

TRIANGLE PETROLEUM CORPORATION

2,000,000 SHARES OF COMMON STOCK

ISSUABLE PURSUANT TO THE

2005 INCENTIVE STOCK PLAN

This prospectus relates to the sale of up to 2,000,000 shares of common stock of Triangle Petroleum Corporation offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to the 2005 Incentive Stock Plan. Of such shares, we are registering (i) 1,580,000 shares of common stock that are issuable upon exercise of options that have been issued pursuant to our 2005 Incentive Stock Plan and (ii) 420,000 shares of common stock to be issued in connection with our 2005 Incentive Stock Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." Unless the stock options are exercised on a cash basis, we will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Our common stock trades on the Over the Counter Bulletin Board under the symbol “TPLM.” On October 12, 2005, the closing sale price of the common stock was $4.15 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2005.

Prospectus Summary
General Overview

Summary

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. Our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. We subsequently abandoned our mineral property as a result of poor exploration results, and decided to change our principal business to that of acquisition, exploration and development of oil and gas resource properties. On May 10, 2005, we changed our name to Triangle Petroleum Corporation.

We have been in the exploration stage since our formation in December 2003 and have not yet realized any revenues from our planned operations. We are engaged in the acquisition, exploration and development of oil and gas resource properties located primarily in the Northwest Alberta region of Canada. Planned principal activities have not yet begun. Our ability to emerge from the exploration stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. We have incurred a net loss of $736,015 since our inception. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our principal offices are located at Suite 1110, 521-3 Ave. SW, Calgary, Alberta, T2P 3T3, Canada, and our telephone number is (403) 262-4471. We are a Nevada corporation.

The Offering

Shares of common stock outstanding prior to this offering	18,282,530
Shares offered in this prospectus	2,000,000
Total shares outstanding after this offering	20,282,530
Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus; provided, however, we may receive funds upon exercise of stock options that will be utilized for working capital.

Risk Factors

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $31,444 for the year ended January 31, 2005 and $16,237 for the year ended January 31, 2004. For the six months ended July 31, 2005, we incurred a net loss of $688,334. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to sustain and expand our oil and gas exploration activities. We anticipate that we will require up to approximately $21,000,000 to fund our continued and planned operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and exploration plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 27, 2005, our independent auditors stated that our financial statements for the year ended January 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and working capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We Have a Limited Operating History and if We are not Successful in Continuing to Grow Our Business, Then We may have to Scale Back or Even Cease Our Ongoing Business Operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because We Are Small and Do Not Have Much Capital, We May Have to Limit our Exploration Activity Which May Result in a Loss of Your Investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you will lose your investment.

If We Are Unable to Retain the Services of Mr. Gustafson or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Mark Gustafson, our Chief Executive Officer, President, and a director. Loss of the services of Mr. Gustafson could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Gustafson. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

As Our Properties are in the Exploration and Development Stage, There Can be no Assurance That We Will Establish Commercial Discoveries on Our Properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

The Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of Our Company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition In The Oil And Gas Industry Is Highly Competitive And There Is No Assurance That We Will Be Successful In Acquiring The Leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Our Management Competes Against Us In The Oil And Gas Industry.

In addition to their positions with our company, our management currently engages, and intends to engage in the future, in the oil and gas business independently of us. As a result, conflicts of interest between us and management of our company might arise.

The Marketability of Natural Resources Will be Affected by Numerous Factors Beyond Our Control Which May Result in Us not Receiving an Adequate Return on Invested Capital to be Profitable or Viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and Gas Operations are Subject to Comprehensive Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and Production Activities are Subject to Certain Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of Our Operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Risks Relating to Our Common Stock:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of September 30, 2005, we had 18,282,530 shares of common stock issued and outstanding, convertible debentures outstanding that may be converted into 6,000,000 shares of common stock and outstanding warrants to purchase 6,000,000 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

If We Fail to Remain Current in Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Selling Stockholders

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders upon exercise of stock options, if any. We will not receive any proceeds from the resale of the common stock by the selling stockholders; provided, however, we may receive funds if the stock options are exercised on a cash basis, which such funds, if any, will be utilized for working capital.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name	Number	Percent	Total Shares Offered	Number	Percent
Steve Holditch	40,000	*	200,000	0	*
Mac Jervey	40,000	*	200,000	0	*
Art Bowman	40,000	*	200,000	0	*
Neil McPherson	40,000	*	200,000	0	*
John Kish	40,000	*	200,000	0	*
Larry Smith	20,000	*	100,000	0	*
Hank Baird	20,000	*	100,000	0	*
Clarence Campbell	20,000	*	100,000	0	*
Clarence Stewart	20,000	*	100,000	0	*
Anita Livingstone	10,000	*	50,000	0	*
Jim Chaput	10,000	*	50,000	0	*
Tom Davis	4,000	*	20,000	0	*
Amos Nur	4,000	*	20,000	0	*
Lucien Celli	4,000	*	20,000	0	*
Rick Bartlett	4,000	*	20,000	0	*

* Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Shares owned prior to the offering include the shares issuable upon exercise of the options set forth in the “Total Shares Offered” column. The above percentages are based on 18,282,530 shares of common stock outstanding prior to the offering and 20,282,530 shares of common stock outstanding after the offering.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns. The address of each of the above selling shareholders is c/o Triangle Petroleum Corporation, Suite 1110, 521-3rd Avenue S.W., Calgary, Alberta, Canada T2P 3T3.

Plan of Distribution

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over the Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over the Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof

Information Incorporated by Reference

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to the Registrant’s annual report on Form 10-KSB, as filed with the SEC on May 16, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on May 18, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K/A, as filed with the SEC on May 25, 2005, which is hereby incorporated by reference

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 8, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 13, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-QSB, as filed with the SEC on June 13, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 16, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 20, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 28, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on July 6, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on July 19, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-QSB, as filed with the SEC on September 20, 2005, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mark Gustafson, President, Triangle Petroleum Corporation, Suite 1110, 521-3rd Avenue S.W., Calgary, Alberta, Canada T2P 3T3.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

Our Articles of Incorporation and By-l;aws, as amended, provide to the fullest extent permitted by Nevada law, a director or officer of our company shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provision of our Articles of Incorporation and By-Laws, as amended, is to eliminate the right of our company and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and By-Laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549, upon payment of certain fees. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on the Over the Counter Bulletin Board.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

------------------------

SHARES OF COMMON STOCK
------------------------
PROSPECTUS
_______________

October 14, 2005

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant’s 2005 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and 2005 Incentive Stock Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2005 Incentive Stock Plan are available without charge by contacting:

Mark Gustafson, President and CEO
Triangle Petroleum Corporation
Suite 1110, 521-3rd Avenue S.W.
Calgary, Alberta, Canada T2P 3T3

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to the Registrant’s annual report on Form 10-KSB, as filed with the SEC on May 16, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on May 18, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 8, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 13, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-QSB, as filed with the SEC on June 13, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 16, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 20, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on June 28, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on July 6, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s current report on Form 8-K, as filed with the SEC on July 19, 2005, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-QSB, as filed with the SEC on September 20, 2005, which is hereby incorporated by reference.

Item 4. Description of Securities.

  Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT
4.1	2005 Incentive Stock Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Manning Elliott Chartered Accountants

23.3	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada on October 14, 2005.

TRIANGLE PETROLEUM CORPORATION
/s/ Mark Gustafson
Mark Gustafson President and Director (Principal Executive Officer and Principal Accounting and Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ MARK GUSTAFSON
Mark Gustafson	President (Principal Executive Officer), Director, Principal Financial Officer and Principal Accounting Officer	October 14, 2005

/s/ JOHN D. CARLSON
John D. Carlson	Director	October 14, 2005

/s/ RON W. HIETALA
Ron W. Hietala	Director	October 14, 2005